UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest reported): March 21, 2018

BJ’S RESTAURANTS, INC. (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-21423 (Commission File Number)	33-0485615 (IRS Employer Identification No.)

7755 Center Avenue Suite 300 Huntington Beach, California (Address of principal executive offices)	92647 (Zip Code)

Registrant's telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On March 21, 2018, Wesley A. Nichols notified BJ's Restaurants, Inc. (the "Company") that he does not intend to stand for reelection to the Company's Board of Directors. Mr. Nichols indicated that his resignation was prompted by his concern that the scope of his work and travel requirements related to his other Boards would prevent him from fulfilling the responsibilities of his role as a director of the Company. Mr. Nichols’ resignation is effective June 5, 2018 (the day prior to the Company's 2018 Annual Meeting of Shareholders).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 23, 2018	BJ’S RESTAURANTS, INC. (Registrant)
By: /s/ GREGORY A. TROJAN Gregory A. Trojan, Chief Executive Officer and Director (Principal Executive Officer)
By: /s/ GREGORY S. LEVIN Gregory S. Levin, President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

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